As filed with the United States Securities and Exchange Commission on December 27, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATTERSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Mattersight Corporation 1999 Employee Stock Purchase Plan

200 W. Madison Street, Suite 3100

Suite 820

Chicago, Illinois 60606

(877) 235-6925

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kelly D. Conway

President and Chief Executive Officer

Mattersight Corporation

200 W. Madison Street

Suite 3100

Chicago, Illinois 60606

(877) 235-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Mullen Senior Vice-President and Chief Financial Officer Mattersight Corporation 200 W. Madison Street Suite 3100 Chicago, Illinois 60606 (877) 235-6925	Matthew Dubofsky Cooley LLP 380 Interlocken Crescent Suite 900 Broomfield, Colorado 80021 (720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of the registration fee
Common Stock, par value $0.01 per share	250,000	$2.55	$637,500	$79.37

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.

(2)

With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of Mattersight Corporation’s common stock on December 20, 2017 on the NASDAQ Global Market, which was $2.55.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 250,000 shares of the common stock of Mattersight Corporation, a Delaware corporation (the “Registrant”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Mattersight Corporation 1999 Employee Stock Purchase Plan, as amended, as those shares registered by the Registrant’s registration statements on Form S-8 previously filed with the Commission on February 9, 2000 (File No. 333-96473), August 28, 2001 (File No. 333-68540), and May 21, 2007 (File No. 333-143114).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 16, 2017.
(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2017, February 24, 2017, May 19, 2017 and June 30, 2017.
(c)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 10, 2017, August 9, 2017 and November 8, 2017.
(d)

The description of the Registrant’s common stock, par value $0.01 per share, contained in its Registration Statement on Form 8-A filed with the Commission on January 20, 2000 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description; other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including any exhibits included with such information), are not deemed filed with the Commission, which are not regarded to be incorporated herein by reference.

(e)

All documents, reports and definitive proxy or information statements filed by the Registrant on or after the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission, including any exhibits included with such information, will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

We are including as exhibits to this Registration Statement certain documents that we have previously filed with the SEC as exhibits, and we are incorporating such documents as exhibits herein by reference from the respective filings identified in parentheses below.

Exhibit Number	Description

4(i).1	Certificate of Incorporation of Mattersight Corporation, as amended (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293))

4(i).2

Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4(i).3

Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.4 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4(i).4

Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (incorporated by reference to Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on May 31, 2011).

4(ii).1	By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.2 to the S-1).

4(ii).2	Amendment to By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on November 16, 2007).

4.3

Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 30, 2013).

4.4

Mattersight Corporation 1999 Employee Stock Purchase Plan (as Amended and Restated effective February 16, 2016) (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016).

5.1	Opinion of Cooley LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney from Tench Coxe, Director.

24.2	Power of Attorney from Henry J. Feinberg, Director.

24.3	Power of Attorney from John T. Kohler, Director.

24.4	Power of Attorney from Philip R. Dur, Director.

24.5	Power of Attorney from Michael J. Murray, Director.

24.6	Power of Attorney from John C. Staley, Director.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 27, 2017.

MATTERSIGHT CORPORATION

By	/S/ KELLY D. CONWAY
Kelly D. Conway
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 27, 2017.

Name	Capacity

/S/ KELLY D. CONWAY	Director, President and Chief Executive Officer (Principal Executive Officer)
Kelly D. Conway

/s/ Tench Coxe	Chairman of the Board and Director
Tench Coxe

/s/ Philip R. Dur	Director
Philip R. Dur

/s/ Henry J. Feinberg	Director
Henry J. Feinberg

/s/ John T. Kohler	Director
John T. Kohler

/s/ Michael J. Murray	Director
Michael J. Murray

/s/ John C. Staley	Director
John C. Staley

/s/ DAVID B. MULLEN	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
David B. Mullen

/S/ ROSE CAMMARATA	Vice President and Controller (Principal Accounting Officer)
Rose Cammarata